UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2017

INFINITY PROPERTY AND CASUALTY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	000-50167	03-0483872
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2201 4th Avenue North, Birmingham, Alabama 35203
(Address of principal executive offices) (Zip Code)

(205) 870-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On August 3, 2017, Infinity Property and Casualty Corporation (the "Company" or the "Registrant")issued a press release announcing its financial results for the six months ended June 30, 2017. A copy of the press release is furnished as Exhibit 99 to this report and is incorporated herein by reference.

The information in this Item 2.02 of Form 8-K and in the press release attached as Exhibit 99 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Form 8-K and Exhibit 99 shall not be incorporated by reference in any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing or document.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2017, the Company's Board of Directors (the “Board”) increased the size of the Board by one directorship and elected Glen N. Godwin to fill the newly created vacancy with the term of such directorship beginning August 1, 2017, and expiring at the next annual meeting of shareholders. Mr. Godwin was not appointed to serve on any committees of the Board.
On August 1, 2017, the Board elected James R. Gober to serve as Executive Chairman, Glen N. Godwin to serve as Chief Executive Officer, and Samuel J. Simon to serve as President and General Counsel, with the term of each such individual’s office expiring at the 2018 annual meeting of shareholders and until his successor is duly elected and qualified or until his earlier resignation or removal.
On August 1, 2017, the Board determined the Company’s “principal executive officer,” “principal financial officer,” and “principal accounting officer” are Glen N. Godwin, Chief Executive Officer; Robert H. Bateman, Executive Vice President, Chief Financial Officer, and Treasurer; and Amy K. Jordan, Senior Vice President and Controller; respectively. Ms. Jordan, age 43, was elected Senior Vice President and Controller in May 2017. She has served in various capacities with Infinity and its affiliates since 1993, including most recently as Vice President and Controller from May 2012 until May 2017.
Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 1, 2017, the Board voted to amend and restate the Company’s regulations (the “Regulations”) to

•	establish that the Company shall, rather than may, elect a Chief Executive Officer,

•	provide that, in addition to the Chairman and the President, the Chief Executive Officer:

◦	may, if so designated by the Board, determine the date, time, and location of the annual meeting of shareholders,

◦	call special meetings of the shareholders or of the Board, and

◦	may preside at all shareholders’ meetings, and

•	eliminate the requirement that the Chief Executive Officer also serve as either Chairman or President.
The foregoing description of the changes to the Regulations does not purport to be complete and is qualified by reference to the full text of the Regulations of the Company, Amended and Restated as of August 1, 2017, attached as Exhibit 3 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

3	Regulations of Infinity Property and Casualty Corporation, Amended and Restated as of August 1, 2017.

99	Press release dated August 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PROPERTY AND CASUALTY CORPORATION

Date:	August 3, 2017	By: /s/ Samuel J. Simon
Name: Samuel J. Simon
Title: President, General Counsel and Assistant Secretary